Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
RIGHTS CERTIFICATES
ISSUED BY
EXIDE TECHNOLOGIES

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated [          ] , 2006 (the “Prospectus”) of Exide Technologies, a Delaware corporation (“Exide”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern Daylight Time, on [          ] , 2006, unless such time is extended by Exide as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Rights Offering — Method of Subscription” in the Prospectus.

Payment of the Subscription Price of $3.50 per share for each share of Exide common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering — Method of Subscription” in the Prospectus.

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

Telephone Number for Confirmation:
(877) 248-6417

Telephone Number for Information:
Georgeson Shareholder Communications Inc.,
Information Agent, (888) 206-5896

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for [     ] share(s) of Common Stock with respect to each of the Rights represented by such Rights Certificate(s).

The undersigned understands that payment of the Subscription Price of $3.50 per share for each share of Common Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date and represents that such payment, in the aggregate amount of $ [     ] either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds

Name of transferor institution: _ _

Date of transfer: _ _

Confirmation number (if available): _ _

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Certified check

☐	Bank draft (cashier’s check)

Money order Name of maker _ _

Date of check, draft or money order: _ _

Check, draft or money order number: _ _

Bank on which check is drawn or issuer or money order: _ _

Signature(s) _ _	Address _ _

Names _ _

(Please type or print)	Area Code and Tel. No.(s)

Rights Certificate No(s). (if available) _ _

GUARANTEE OF DELIVERY

(Not To Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated: _ _

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

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